EXHIBIT 5.1


                              OPINION RE: LEGALITY











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                                NIXON PEABODY LLP

                             Two Embarcadero Center
                                   Suite 2700
                          San Francisco, CA 94111-3996
                                 (415) 984-8200
                               Fax: (415) 984-8300

                                  R. Brent Faye
                           Direct Dial: (415) 984-8365

                         E-Mail: rfaye@nixonpeabody.com




                                  June 4, 2002


North Bay Bancorp
1500 Soscol Avenue
Napa , CA, 94558

Ladies and Gentlemen:


     With reference to the Registration Statement on Form S-8 filed by North Bay Bancorp ("North Bay") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 587,229 shares of North Bay Common Stock no par value, (the "Shares") to be issued in connection with the grant and exercise of options and resale of shares under the North Bay Bancorp 2002 Stock Option Plan (the "Stock Option Plan"):

     We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.


                                Very truly yours,


                              \S\ NIXON PEABODY LLP


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